UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2010

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
 (Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 23, 2010 the Board of Directors approved by written consent a bylaw amendment to section 8.01 of the Bylaws.  The amendment conformed Section 8.01 to Kansas law by striking the extraneous word “other”  as shown below.

Section 8.1.  Form & Signature.  -  The shares of the Corporation shall be represented by certificates or, if and to the extent the Board of Directors determines, shall be uncertificated shares.  Notwithstanding any such determination by the Board of Directors, every stockholder shall be entitled to a certificate or certificates of stock bearing the holder’s name and number of shares and signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary; provided, however, that any or all of the ~~other~~ signatures on the certificate may be a facsimile.  In case any officer of the Corporation, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, the Corporation may nevertheless issue the certificate with the same effect as though the person were an officer, transfer agent or registrar at the date of issuance.

(b)           Not applicable

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.2           Section 8.01 of Bylaws, as amended July 23, 2010 (set forth in Item 5.03(a) above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date:  July 28, 2010                                                                                 By:  /s/  Tim Newkirk
Tim Newkirk, President and Chief Executive Officer